Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of PowerShares
Exchange-Traded Fund Trust II:


In planning and performing our audit of the financial statements of the Portfolios listed in Appendix 1 (comprising the PowerShares Exchange-Traded Fund Trust II, hereinafter referred to as the "Portfolios") as of and for the year ended
October 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Portfolios' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Portfolios' internal control over financial reporting.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolio's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A portfolio's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the portfolio are being made only in accordance with authorizations of management and trustees of the portfolio; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a portfolio's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolios' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of PowerShares
Exchange-Traded Trust II and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
New York, NY
December 23, 2009

Appendix 1

PowerShares 1-30 Laddered
Treasury Portfolio
PowerShares Autonomic Balanced
Growth NFA Global Asset Portfolio
PowerShares Autonomic Balanced
NFA Global Asset Portfolio
PowerShares Autonomic Growth
NFA Global Asset Portfolio
PowerShares Emerging Markets
Sovereign Debt Portfolio
PowerShares High Yield Corporate
Bond Portfolio
PowerShares Insured California
Municipal Bond Portfolio
PowerShares Insured National
Municipal Bond Portfolio
PowerShares Insured New York
Municipal Bond Portfolio
PowerShares Preferred Portfolio
PowerShares VRDO Tax-Free
Weekly Portfolio
PowerShares DWA Developed
Markets Technical Leaders Portfolio
PowerShares DWA Emerging
Markets Technical Leaders Portfolio
PowerShares Dynamic Developed
International Opportunities Portfolio
PowerShares Emerging Markets
Infrastructure Portfolio
PowerShares FTSE RAFI Asia-
Pacific ex-Japan Portfolio
PowerShares FTSE RAFI
Developed Markets ex-U.S. Portfolio
PowerShares FTSE RAFI
Developed Markets ex-U.S. Small-
Mid Portfolio
PowerShares FTSE RAFI Emerging
Markets Portfolio
PowerShares FTSE RAFI Europe
Portfolio
PowerShares FTSE RAFI Japan
Portfolio
PowerShares Global Agriculture
Portfolio
PowerShares Global Biotech
Portfolio
PowerShares Global Clean Energy
Portfolio
PowerShares Global Coal Portfolio
PowerShares Global Gold and
Precious Metals Portfolio
PowerShares Global Nuclear
Energy Portfolio
PowerShares Global Progressive
Transportation Portfolio
PowerShares Global Steel Portfolio
PowerShares Global Water Portfolio
PowerShares Global Wind Energy
Portfolio
PowerShares MENA Frontier
Countries